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                                                                      EXHIBIT 11
                            PAINE WEBBER GROUP INC.
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                Years Ended December 31,
                                                                ----------------------------------------------------
                                                                    1993                1992                1991
                                                                ----------           ----------          -----------

PRIMARY:

Weighted average common shares outstanding                      68,535,178           61,956,106           56,542,322

Weighted average effect of stock options and awards              5,824,821            5,611,289            4,203,352

Weighted average effect of Participating Preferred Stock         4,329,959            1,812,468               -
                                                                ----------           ----------          -----------

Weighted average common and common equivalent shares            78,689,958           69,379,863           60,745,674
                                                                ==========           ==========          ===========

Net income                                                      $  246,183           $  213,175          $   150,716

Preferred dividend requirements                                     (1,834)             (17,065)             (23,132)
                                                                ----------           ----------          -----------

Earnings available for common shares                            $  244,349           $  196,110          $   127,584
                                                                ==========           ==========          ===========

Earnings per common share                                       $     3.11           $     2.83          $      2.10
                                                                ==========           ==========          ===========


FULLY DILUTED:

Weighted average common shares outstanding                      68,535,178           61,956,106           56,542,322

Weighted average effect of stock options and awards              6,785,963            6,710,424            8,229,031

Weighted average effect of Participating Preferred Stock         4,329,959            1,812,468               -

Weighted average common shares issuable assuming conversion
 of 8% Convertible Debentures and equity securities              4,676,191           21,886,440           30,406,822
                                                                ----------           ----------          -----------

Weighted average common and common equivalent shares            84,327,291           92,365,438           95,178,175
                                                                ==========           ==========          ===========

Net income                                                      $  246,183           $  213,175          $   150,716

Interest savings on convertible debentures                           3,004                6,300                7,666
                                                                ----------           ----------          -----------

Earnings available for common shares                            $  249,187           $  219,475          $   158,382
                                                                ==========           ==========          ===========

Earnings per common share                                       $     2.95           $     2.37          $      1.67
                                                                ==========           ==========          ===========


(1) Common share and per share amounts have been retroactively adjusted to reflect the three-for-two common stock split in the form of a 50% stock dividend effective March 10, 1994 to stockholders of record on February 17, 1994.